UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2015

LYRIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82154	01-0579490
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6401 Hollis Street, Suite 125, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 768-2929

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 22, 2015, Lyris, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with LY Acquisition Corp. (“Buyer”) pursuant to the terms of the Agreement and Plan of Merger dated as of May 4, 2015 (the “Merger Agreement”), by and between the Company, a Delaware corporation and Buyer, a Delaware corporation.  As provided in the Merger Agreement, Buyer was merged with and into the Company, with the Company surviving in the Merger as a subsidiary of Aurea Software, Inc.  The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors (the “Board”) and by the Company’s stockholders.  The Company’s stockholders approved the Merger Agreement at a special meeting of stockholders held on June 22, 2015 (the “Special Meeting”).

As a result of the Merger, each issued and outstanding share of the Company’s Series A preferred stock (the “Preferred Stock”) and the Company’s common stock (the “Common Stock”) not owned by the Buyer or the Company as of the effective time of the Merger (other than shares held by stockholders of the Company who have validly exercised their appraisal rights under Delaware law) was converted into the right to receive $2.50 (the “Preferred Consideration”) and $0.89 (the “Merger Consideration”), respectively, in cash, without interest and subject to any required tax withholding.

All stock options of the Company have a per share exercise price greater than the per share Merger Consideration. As a result, all stock options of the Company were cancelled upon consummation of the Merger and the holders of such stock options will not have any right to receive any consideration in respect thereof.

In connection with the completion of the Merger, on June 22, 2015, the Company repaid in full and terminated its Loan and Security Agreement, dated May 6, 2013 (as amended, the “Credit Facility”), with Silicon Valley Bank and the other parties thereto.  The material terms of the Credit Facility are described in Note 5 to the Company’s condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.  Such description is hereby incorporated into this report by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on June 22, 2015, the Company notified the OTC Bulletin Board (the “OTCB”) that the Merger was consummated and trading of the Company’s common stock on the OTCB has been suspended.  The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Merger on June 22, 2015, a change in control of the Company occurred, and the Company now is a subsidiary of Aurea Software, Inc., as described in Item 2.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Andrew Richard Blair, William T. Comfort, III, Nicolas De Santis Cuadra, Paul Hoffman, John Philpin and David Wang resigned from his respective position as a member of the Board, and any committee thereof, effective at the effective time of the Merger on June 22, 2015.  Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 22, 2015, the members of the board of directors of Buyer immediately prior to the effective time of the Merger became the Board of the Company as the surviving corporation in the Merger.

In connection with the closing of the Merger, as of June 22, 2015, John Philpin, the Company’s Chief Executive Officer, Deborah Eudaley, the Company’s Chief Operating Officer and Chief Financial Officer, and Alex Lustberg, the Company’s Chief Marketing Officer, were removed from their respective positions as officers of the Company.  Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 22, 2015, the officers of Buyer immediately prior to the effective time of the Merger became the officers of the Company as the surviving corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Buyer.  The certificate of incorporation and bylaws of the Company as the surviving corporation are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Special Meeting, the following matter was voted upon, with the final results for such matter disclosed below:

1.	To consider and vote on a proposal to adopt the Merger Agreement, as it may be amended from time to time, pursuant to which the Company will be merged with Buyer, with the Company surviving the merger as a subsidiary of Aurea Software, Inc.

For	Against	Abstain
9,157,093	29,006	2,874

2.	To consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers.

For	Against	Abstain
9,144,842	40,635	3,496

The proposal to approve the adjournment or postponement of the special meeting of stockholders, if necessary, to solicit additional proxies if there were insufficient votes to approve the proposal 1, was not voted upon at the special meeting since there were sufficient votes to approve proposal 1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of May 4, 2015, by and between Lyris, Inc. and LY Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2015)

3.1	Certificate of Incorporation of Lyris, Inc.

3.2	Bylaws of Lyris, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

Date:	June 23, 2015	By:	/s/ Andrew S. Price
			Name:	Andrew S. Price
			Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of May 4, 2015, by and between Lyris, Inc. and LY Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2015)

3.1	Certificate of Incorporation of Lyris, Inc.

3.2	Bylaws of Lyris, Inc.